Member Announcement

FHLB Des Moines Releases Third Quarter Results and Board Approves Dividend Payment, Repurchase of
Excess Capital Stock and Director Election Results

On Thursday, November 12, 2009, the Federal Home Loan Bank of Des Moines filed its unaudited quarterly Form 10-Q with the Securities and Exchange Commission which includes financial results for the third quarter ended September 30, 2009. Financial information concerning the Bank’s results of operations for the most recently completed quarter is available at www.fhlbdm.com or http://www.sec.gov/. Click here to read the earnings release, dated October 29, 2009, for a summary of the Bank’s third quarter ended September 30, 2009 financial results.

Third Quarter 2009 Dividend Payment

On November 12, 2009, the Board of Directors approved a third quarter 2009 dividend at an annualized rate of 2.00 percent. The dividend to be paid represents approximately 42 percent of net income for the three months ended September 30, 2009 and is based on the average capital stock balance held by members of the Bank during the third quarter. This dividend rate compares with the average Federal funds rate of 0.15 percent and the average 3 month LIBOR rate of 0.42 percent for the third quarter of 2009. The dividend will be credited to stockholders’ accounts on November 20, 2009.

FHLB Des Moines to Resume Regular Repurchases of Excess Capital Stock

On December 22, 2008, the Bank announced a moratorium on its practice of voluntarily repurchasing excess capital stock. This action was taken after careful consideration by the Bank’s Board of Directors and management of the unstable market conditions and stressed economic environment at that time and the importance of preserving capital to support the Bank’s continued service to members.

Based on the Bank’s current risk position and financial performance, coupled with the improving economy, the Board of Directors lifted the moratorium to reinstate the Bank’s practice of repurchasing excess capital stock on a monthly basis down to the operational threshold of $50,000. This will be effective on December 18, 2009.

The Bank will continue to monitor its financial and risk positions and the market conditions to ensure its financial performance remains healthy with strong capital and retained earnings.

2009 Member and Independent Director Election Results

On November 11, 2009, the Board of Directors of FHLB Des Moines certified the results of the 2009 Member and Independent Director Elections. We are pleased to announce the election results for director terms commencing January 1, 2010.

Member director elections were held to fill two seats in the state of Iowa and one seat in the state of Missouri. In Iowa, incumbent director Clair J. Lensing has been re-elected to serve his third term on the Bank’s Board. Chris D. Grimm was also elected to serve his first term on the board as an Iowa member director. In order to stagger the terms, the Federal Housing Finance Agency (Finance Agency) designated a two-year term to one of the two member director seats to be filled in Iowa. In Missouri, director Dale E. Oberkfell, current vice-chairman of the FHLB Des Moines Board, was elected to serve his second term. The results of the member director election are as follows:

Iowa — 2 elected seats

Number of institutions eligible to vote	377
Number of institutions who voted	160
Total eligible votes per candidate	3,124,751

Clair J. Lensing (1,293,173 votes), elected – 4 year term 01/01/10 – 12/31/13
President and CEO
Security State Bank
Waverly, IA

Chris D. Grimm, (720,009 votes), elected – 2 year term 01/01/10 – 12/31/11
President
Iowa State Bank
Wapello, IA

Barry V. Flint (552,027 votes)
President and CEO
Hedrick Savings Bank
Ottumwa, IA

Arthur J. Bacci (403,309 votes)
President and CEO
Principal Bank
Des Moines, IA

Missouri — 1 elected seat

Number of institutions eligible to vote	332
Number of institutions who voted	147
Total eligible votes per candidate	2,366,762

Dale E. Oberkfell (771,209 votes), elected – 4 year term 01/01/10 – 12/31/13
President and COO
Reliance Bank
Frontenac, MO

D.R. Landwehr (349,612 votes)
Chairman, President and CEO
Community Bank of Missouri
Richmond, MO

David W. Thompson (181,154 votes)
President
Peoples Bank & Trust Company
Troy, MO

Independent Director Election Results
District-wide — 2 elected seats

Independent directors Labh S. Hira and John H. Robinson have served on the Bank’s Board since May 14, 2007, and the Bank is pleased to announce that both have been elected to new terms commencing January 1, 2010. In order to stagger the terms, the Finance Agency designated a two-year term to one of the two independent director seats filled in the 2009 Election. The results of the independent director election are as follows:

Number of institutions eligible to vote	1,237
Number of institutions who voted	371
Total eligible votes per candidate	8,981,353

Labh S. Hira, PhD (3,044,629 votes), elected – 4 year term 01/01/10 – 12/31/13
Dean, Iowa State University College of Business
33.9 % of eligible votes

John H. Robinson, (3,029,779 votes), elected – 2 year term 01/01/10 – 12/31/11
Chairman, Hamilton Ventures, LLC
Kansas City, MO
33.7 % of eligible votes

Board of Directors Elect Chair and Vice Chair for 2010-2011

During its November board meeting, the Board of Directors of FHLB Des Moines re-elected Mick Guttau, Chairman of the Board, and Dale Oberkfell, Vice-Chairman of the Board, to serve additional two year terms beginning January 1, 2010.